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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported): July 28, 1997


                               SCHERER HEALTHCARE, INC.
                (Exact name of registrant as specified in its charter)



   Delaware                          0-10552                      59-0688813
  (State of                   (Commission File No.)           (I.R.S. Employer
incorporation)                                               Identification No.)



                           2859 Paces Ferry Road, Suite 300
                                Atlanta, Georgia 30339
             (Address of principal executive offices, including zip code)


                                    (770) 333-0066
                 (Registrant's telephone number, including area code)


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 Item 2.  Acquisition or Disposition of Assets.

     Effective on July 28, 1997, Scherer Healthcare, Inc. (the "Company") and Marquest Medical Products, Inc., a majority owned subsidiary of the Company ("Marquest"), completed the previously announced transactions with Vital Signs, Inc. ("VSI"). Pursuant to the Agreement and Plan of Merger dated March 14, 1997, between Marquest, VSI, and VSI Acquisition Corporation, a wholly-owned subsidiary of VSI ("Newco"), VSI acquired Marquest upon the merger of Newco and Marquest. At the effective time of the merger, all of the issued and outstanding shares of Common Stock of Marquest were converted into the right to receive $0.797 in cash per share and Marquest became a wholly-owned subsidiary of VSI. As a result, the Company received $5,747,320 in exchange for its shares of Marquest Common Stock and $309,260 through the exercise of warrants for the purchase Marquest Common Stock. Additionally, pursuant to the Scherer Healthcare Inducement Agreement dated March 14, 1997, between the Company, Marquest, and VSI, VSI purchased from the Company certain assets of the Company leased or licensed by the Company to Marquest and used by Marquest in the manufacture and sale of arterial blood gas products and the Company entered into a covenant not to compete with VSI in the manufacture and sale of arterial blood gas products for a period of three years. VSI paid the Company an aggregate of $5,860,000 for the assets and the covenant not to compete.

     The stockholders of the Company approved the Agreement and Plan of Merger and the Scherer Healthcare Inducement Agreement and the transactions contemplated thereby at a Special Meeting of Stockholders held on July 28, 1997. The stockholders of Marquest approved the Agreement and Plan of Merger and the transactions contemplated thereby at a Special Meeting of Stockholders held following the Company's Special Meeting on July 28, 1997.

Item 7.   Financial Statements and Exhibits.

          (b)  Pro Forma Financial Information.

               In accordance with Item 7(b)(2) of Form 8-K, any pro forma financial information required to be filed with the Commission will be filed as an amendment to this report under cover of Form 8-K/A on or before October 13, 1997.

          (c)  Exhibits

          99.1 Press Release dated July 28, 1997.


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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

                                   SCHERER HEALTHCARE, INC.



Date: August 11, 1997                   By: /s/ Robert P. Scherer, Jr.
                                            -----------------------------------
                                            Robert P. Scherer, Jr.
                                            Chairman and Chief Executive Officer




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                                    EXHIBIT INDEX

Exhibit No.                        Document                     Page No.
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99.1             Press Release dated July 28, 1997





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